AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MARCH 10, 2022

LUXUS ARGYLE LLC

1270 Ave of the Americas, 7th Fl - 1071

New York, NY 10020

212-300-9890

www.luxusco.com

Best Efforts Offering of Series Shares

Luxus Argyle LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” “Argyle” or “company”), is offering, on a best efforts basis, the membership interests in each of the series of our company in the “Series Offering Table” beginning on page 4.

All of the series of our company offered hereunder may collectively be referred to in this Offering Circular as the “series” and each, individually, as a “series.”  The membership interests of all series described above may collectively be referred to in this Offering Circular as the “shares” and each, individually, as a “share” and the offerings of the shares may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the shares.

The shares are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing a share in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by a Managing Member and an Asset Manager. The Managing Member will be the investor liaison to our company, and will perform duties such as assisting our company with communications to our investors, providing shareholder services, handling the distributions of dividends, and overseeing our shareholder records. Further, the Managing Member will source and secure the rights to the underlying assets in each series. The Asset Manager will manage the assets owned by the particular series it manages, and has full authority to determine how to best utilize the asset owned by the series. Luxus Alternatives Inc. (“Luxus Alternatives”) will serve as the Managing Member (the “Managing Manager”) and the Asset Manager (the “Asset Manager”) to each series of our company, and unless context requires otherwise will be referred to as our “Manager”. The rights and responsibilities of the Managing Member and Asset Manager as set out in the operating agreement of the company (the “Operating Agreement”), which is included as an exhibit to the Offering Statement of which this Offering Circular is part. Defined terms not otherwise defined herein are defined under the Operating Agreement. See “The Company’s Business” for more information on the duties of our Managing Member and Asset Manager  of our series.

Our company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. Our company intends to offer additional series within such limit, and will file post qualification amendments for the offerings of such series with the U.S. Securities and Exchange Commission (the “Commission”). The offerings of such series will be made available to investors from the date such amendment is qualified by the Commission. There will be separate closings with respect to each offering. An offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; or (ii) the date at which the offering is earlier terminated by the company at its sole discretion provided that subscriptions for the minimum number of shares for that particular series’ offering

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has been accepted. If a closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Managing Member elects to terminate the offering for a particular series in its sole discretion. At least every 12 months after this offering statement has been qualified by the Commission, the company will file a post-qualification amendment to include the company’s recent financial statements. The company has engaged North Capital as escrow agent to hold any funds that are tendered by investors. The offerings are being conducted on a best-efforts basis. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the relevant series. After the initial closing of an offering in a series, we expect to hold closings on at least a monthly basis. However, to the extent a series has the same minimum and maximum, the company will undertake a single closing for investors in that series. After each closing related to a particular series, funds tendered by investors will be made available to the relevant series. If any of the shares offered of a series remain unsold as of the final closing of such series, such shares shall be issued to Luxus Alternatives Inc., in full satisfaction of its advance to that series based on the share price of the share in such series as described “The Company’s Business – Asset Acquisition”.

Series	Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer
Series Argyle 01
Per Share	$200	$0.00	$200
Total Minimum	$350,000	$0.00	$350,000
Total Maximum	$400,000	$0.00	$400,000

(1)

The company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the company to Dalmore. The commission and fees will be paid for by the Managing Member of the company. See “Plan of Distribution” for more details. To the extent that the company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 10.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.

Series Name	Asset Description	Offering Price Per Share	Offering Size	Minimum/maximum Membership Interests Outstanding(2)	Minimum Subscription Amount	Initial Qualification Date(3)	Opening Date(4)	Closing Date	Status
Series Argyle 01*	Argyle Pink Diamond Color: pink Cut: Oval Size: 0.54 carats GIA Grade: Vivid purpleish/pink VS2	$200	$400,000	1,750/2,000	1 interest	[__]	[__]	*	Not Yet Qualified

*This series offering has not yet closed as of the date of this Offering Circular.

(1)	The series will purchase the underlying asset from the Manager pursuant to a purchase agreement, a form of which is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part, and as described further under “The Company’s Business – Asset Acquisition”).

(2)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of interests offered. For offering in which there was an initial closing, we also include the number of interests sold as of the date of this offering circular. For closed offerings, each row states the actual number of interests sold.

(3)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(4)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

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SUMMARY

Overview

LUXUS Argyle LLC is a limited liability company formed on November 10, 2021 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be “luxury goods” – including, but not limited to, precious gems, high-end jewelry, rare watches, luxury accessories and other suitable tangible or intangible assets. A new series of interests will be issued for future luxury goods or other alternative assets to be acquired by us.

We believe that alternative assets, such as luxury items, are capable of delivering quality returns to investors. However, investing in alternative assets can often require significant financial resources and significant knowledge about the underlying assets and the assets’ respective industries. Due to these high barriers to entry, access to investments in alternative assets have been restrained to a fraction of the global economy. Even those that do have access to top quality alternative investments are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in alternative assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible for many investors.

We plan to democratize alternative asset investing by providing access, liquidity and transparency. For different types of assets, we have and are gathering a team of individuals with knowledge and experience needed to effectively select and actively manage such assets. Investing in our series will give investors access to “luxury good” assets that we deem to be valuable.

We plan to target the acquisition of underlying assets ranging in price anywhere from $250,000 to $15,000,000. Some assets may also be below this range. See “The Company’s Business” for more information on our business and plan of operations and “The Underlying Assets” for a description of the underlying assets and information on the series.

Members of our company

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of a series of our company (as defined in our limited liability company agreement filed as Exhibit 2.2, or our “operating agreement”). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

Our Managing Member, Luxus Alternatives Inc., will also be the Managing Member for the company and each series as well as the Asset Manager for each series. As such, Luxus Alternatives has the full power and authority to do all things necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members. Luxus Alternatives is a Delaware corporation formed on July 8, 2021.

As the Asset Manager, Luxus Alternatives will be responsible for identifying the assets to be purchased by a series from the offering of that series’ shares. The Managing Member will also be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide investor relations services, handle cash distributions, and oversee our investor records. Our Asset Manager will coordinate with its affiliates who will serve in various capacities, such as any transfer agent engaged by the Company. See “The Company’s Business—Managers of our Company”

Managers of our Series

Unless otherwise noted in the series designation for a particular series (each, a “Series Designation”), Luxus Alternatives Inc. will serve as the Managing Member and Asset Manager for each series. As the Managing Member, Luxus Alternatives Inc. will perform substantially the same services as it does for our company. As the Asset Manager for each series, Luxus Alternatives will be and as such is responsible for managing the underlying asset or assets related to such series. Our Asset Manager has the sole authority and complete discretion over the care, custody, maintenance and management of each underlying assets and to take any action that it deems necessary or desirable in connection therewith.

Collectively, we refer to the Managing Member, Managing Member (of our company or a series), and Asset Manager, or any combination thereof, as the “Managers”. We also refer to these managers on an individual basis a “Manager”, where context permits.

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Our Managing Member has delegated to the Managers of our series (i.e. the Asset Manager and Managing Member) broad asset management and operational powers over the series. In these capacities, the Managers of a particular series will (among other things):

●	Serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;
●	Manage and perform the various administrative functions necessary for the day-to-day operations and management of the series assets;
●	Provide or arrange for administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;
●	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;
●	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;
●	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;
●	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and
●	Manage communications with Economic Members.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new luxury goods asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters. See “The Company’s Business” for more information on the functions of our company’s advisory board.

Organizational Chart

The above chart provides a general overview of our organizational structure. All series will be created under this structure.

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Operating Expenses

Each series will incur expenses to our Managing Member pursuant to the management fee to be collected upon the disposition of the specified asset. The Managing Member will be responsible for brokerage fees, appraisal fees, research fees, storage fees, insurance fees, etc. of each series out of the management fees paid by the series. We do not expect the series to have any expenses other than the management fee paid to the Managing Member.

Each Manager will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

Offering and Formation Expenses

Our Managing Member is responsible for offering and formation expenses of each series, to be paid out of the management fee.

Distributions and Monetization Events

To determine the extent of any distributions at the time of the liquidation of a series (a “Monetization Event”), for each series and as described in the Operating Agreement and respective Series Designation for such series, our Managing Member intends to make payments and distributions as follows:

●	First, payment of accrued and unpaid fees, costs, and liabilities, including, without limitation, the Management fee and applicable taxes;
●	Second, to the Members of such Series on a pro rata basis in proportion to their Interests (which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise), until each such Series Member’s unpaid Capital Contribution in respect of such Series has been reduced to zero;
●	Third, to the Members of such Series until each such Member's Unpaid Preferred Return has been reduced to zero; and
●	Fourth, of the remaining balance, (i) 20% will be distributed to the Managing Member and (ii) 80% will be distributed to the Members of such Series on a pro rata basis in proportion to their Interests (which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

For clarity, we intend for members other than the Managing Member to receive (1) a full return of capital, (2) an 8% preferential return, and (3) 80% of all remaining profits generated by their pro rata share of the ownership beyond their preferential return.

Any distributions not made at the liquidation of a series, if any, would be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. See “Securities Being Offered – Distribution Rights” for further details on distributions to shareholders of our series’ shares.

Management Compensation

Pursuant to our operating agreement, the Managing Member of each series will receive the following fees as compensation for the services they provide to that series:

●	For each fiscal year, the company shall pay the management fee to the Managing Member in respect of each series within thirty (30) days following the end of the applicable fiscal year. The management fee is up to 1% per annum of each member’s capital contribution, (a “Management Fee”).
●	A performance fee that is 20% carry based on profits after returns to investors (the “Performance Fee”). In the event a third party Asset Management is hired, the fees owed to that third-party Asset Manager will be determined by the Managing Member, in its sole discretion.

For more information, see the “Management Compensation” section of this Offering Circular.

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The Offerings

Securities being offered:

This offering is for shares of the Series Argyle 01 in LUXUS Argyle LLC. The shares being sold in this offering will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated March 2, 2022 as amended from time to time, or the “operating agreement”. The purchase of a particular series of shares is an investment only in that series of our company and not an investment in our company as a whole. The rights of the shares are described more fully in “Securities Being Offered.”

We are offering the minimum and maximum number of shares of each series at a price per share set forth in the “Series Offering Table” section above.  Each series of shares is intended to be a separate series of our company for purposes of assets and liabilities. The purchase of shares in a particular series is an investment only in that series of our company and not an investment in our company as a whole.

Minimum subscription:	The minimum subscription by an investor for each series is detailed in the “Series Offering Table” section above.

Use of proceeds:	The proceeds received in an offering will be applied as set forth in the “Use of Proceeds” section of this Offering Circular, and will generally be used to acquire the specific assets related to that offering.

Risk factors:	Investing in our shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our shares.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our securityholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.07 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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RISK FACTORS

The SEC requires our company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its line of business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to Our Company’s Operations and Structure

An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our series’ shares does not constitute an investment in either our company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our Managing Member for “cause.” The Managing Member thus retains significant control over the management of our company and its underlying assets. Furthermore, because the shares do not constitute an investment in our company as a whole, holders of a particular series of shares will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the underlying assets.

We are a brand-new company with no operating history, which may make it difficult for investors to evaluate our business model and to assess our future viability.

We are a newly formed limited liability company with no operating history upon which an evaluation of our past performance and future prospects of a series. Our operations to date have been limited to organizing our company, identifying the Asset Managers and Managing Member, and engaging in activities related to this offering. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

The offering amount may exceed the value of the underlying assets and if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering may exceed the purchase price of the related underlying assets as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying assets will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, as well as the Sourcing Fee to our Managing Member). If the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Each series will incur expenses to our Managing Member pursuant to the management fee to be collected upon the disposition of the specified asset. The Managing Member will be responsible for brokerage fees, appraisal fees, research fees, storage fees, insurance fees, etc. of each series out of the management fees paid by the series. We do not expect the series to have any expenses other than the management fee paid to the Managing Member. However, in the event there are Operating Expenses incurred post-closing, these fees will be the responsibility of the applicable series. If the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our Managers may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our Managers may impose a reasonable rate of interest, and be entitled to reimbursement, and/or (c) cause additional shares of such series to be issued in order to cover such additional amounts.

If there is a reimbursement obligation to a Manager, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors, or could cause delays in distributions to investors (including the Preferred Return, if applicable). If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

The success of any series depends in large part upon its Asset Manager and its ability to execute our business plan.

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The successful operation of our series is in part dependent on the ability of the Asset Manager to effectively manage the underlying assets. Currently, Luxus Alternatives Inc. serves as the Asset Manager for our series. Luxus Alternatives Inc. has only been in existence since July 2021 and has no significant operating history within the precious gems sector, high-end jewelry sector, rare watches sector or any other luxury goods sector that would evidence an ability to source and manage and the underlying assets of the applicable series. If the Asset Manager cannot effectively source and manage the underlying assets of its series, investors may not receive the expected returns on their investment. Our Asset Managers also may face challenges in adjusting to management requirements associated with the size of investment we are seeking in this offering. For instance, if Luxus Alternatives Inc. cannot effectively scale-up its operations to assist with these increased needs, our business, and therefore your investment, may suffer.

Our Managing Member may sell its Shares post-closing which may result in a reduction in value of your Shares if there are too many series Shares available and not enough demand for those Shares.

Our Managing Member may receive shares in exchange for its advance of a particular series of equal value to the amount of the cash fee the Managing Member would have received from its advance, see “Use of Proceeds” below. Our Managing Member has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our Managing Member may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our Asset Managers and their teams, expert networks and other investment professionals. There can be no assurance that these individuals will continue to be associated with our Asset Managers. The loss of the services of one or more of these individuals could have a material adverse effect on the Asset Managers’ ongoing management and support of the investment of the holders of the series shares.

Each series of our company is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

Our series will generally not pay any distributions until a liquidation event.

The series will generally not make distributions until it sells the underlying asset(s), meaning that investors will only generally receive distributions upon a liquidation event. Upon such an event, investors will only receive payments after payment of fees to our Manager (i.e., the Management Fee and the Performance Fee). At which point, investors will receive a return of their capital contribution (if there is sufficient funds) and, to the extent there are any remaining amounts, those will generally be split between our Manager and the investors, with the Managers receiving 20% of those amounts. The Management Fee and Performance Fee lower the value of your investment (compared to if the Management Fee and Performance Fee were not paid to the Managers of a series).

Our Managing Member in its sole discretion ultimately determines what distributions, if any will be made to holders of each series of securities.

Our Managing Member in its sole discretion ultimately determines when and what distributions, if any will be made to holders of each series of securities. For instance, the company may be required to create such reserves as our Managing Member deems necessary from time to time to meet future Operating Expenses, anticipated costs and liabilities of that series. That decision is ultimately reviewed by our Managing Member (consisting of our Managing Member) with no independent review or input from our investors. For clarity, investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. Moreover, if reserves are created, the Free Cash Flow otherwise available for distribution to holders of securities of that series will be reduced.

Each series will incur expenses to our Managing Member pursuant to the Management Fee to be collected upon the disposition of the specified asset. The Managing Member will be responsible for brokerage fees, appraisal fees, research fees, storage fees, insurance fees, etc. of each series out of the management fees paid by the series. We do not expect the series to have any expenses other than the management fee paid to the Managing Member.

Any adverse changes in the financial health of our Manager and its affiliates could hinder a series’ operating performance and the return on your investment.

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Currently for all our series, Luxus Alternatives Inc. is the Asset Manager and Managing Member. The Manager of our series has been delegated the responsibilities to manage the operations and portfolio of assets of that particular series. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Manager of these series and its affiliates as well as the professionals relied on by the Manager in the identification and acquisition of investments and the management of assets in a series. Any adverse changes in the financial condition of the Manager of a series could hinder their ability to successfully manage the operations and portfolios of that series, negatively impacting your investment in that series.

Risks Related to Assets of our Series

The underlying assets were selected based on the opinions of the Managing Member. There is no guarantee the Managing Member will be successful in selecting assets that will generate returns.

The criteria used by the Managing Member of the series (and any advisor to such series, including the Asset Manager of such series) to select the underlying assets is subjective in nature. There is no guarantee that the asset underlying each of the series will generate any returns for investors.

The asset classes for our underlying assets are hard to value and any valuations obtained are not guarantees of realizable price.

The asset classes for our luxury goods can be difficult to value. We will strive to obtain proper valuations of the underlying assets based on quantifiable data (e.g. market performance, previous sales history, etc.) – however, valuations will also be based on subjective opinions of experts and the Asset Manager of our series, which may be inaccurate. As relevant, our Asset Manager will strive to source data from reputable valuation providers in the relevant industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price, do not necessarily represent the price at which our shares may be sold. The value of the underlying assets may be materially affected by a number of factors outside of our control, including, any volatility in the economic markets and the condition of the underlying assets.

 Title or authenticity claims on an underlying asset may diminish value of the underlying asset, as well as the series that relates to such underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen luxury goods), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history or restoration and repair records for an underlying asset. The underlying assets of our series will generally be originally sourced from individuals and entities that the Asset Manager and Managing Member of such series believes to have developed reputations in their respective areas, including sellers of luxury goods (e.g., gems, high-end jewelry, rare watches, and luxury accessories). Based on the reputations of those individuals and entities, those Managers then relies on those individuals and entities regarding the authenticity and ownership claims without undertaking an independent review of such claims. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the series related to such underlying asset may be diminished.

There is no assurance that the underlying assets we purchase will appreciate in value, and in fact, they may decrease in value.

There is no guarantee that any underlying asset we acquire will appreciate in value. There are a number of events that could cause our assets to depreciate in value or not appreciate as anticipated, including, but not limited to,

Luxury Goods (precious gems, high-end jewelry, rare watches)

●	any harm to the reputation of the manufacturers related to the luxury goods we acquire, which could adversely impact the value of those luxury goods.

●	change in consumer tastes, resulting in a decrease in demand for a previously popular precious gem, high-end jewelry, or rare watches.

●	any downturn in the luxury goods industry as a whole.

Furthermore, as luxury goods are collectible items, the value of such luxury goods may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in luxury goods. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

The above occurrences, as applicable, could have a material adverse effect on the value of our underlying assets, and as such, the value of your investment in the series.

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If there are multiple underlying assets in a series, forced sale of one or more of the underlying assets at a lower value than when the asset was first acquired may diminish the value of the series that owns those particular assets.

If there are multiple underlying assets in a series, we may be forced to sell certain underlying assets we have acquired in the case of an unexpected event necessitating us to acquire cash, and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase such underlying assets. In such circumstances, the capital proceeds obtained for the underlying asset, and therefore, the return available to investors, may be lower than could have been obtained if the underlying assets continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment. Further, we may have to hold on to underlying assets for a long period of time, which may not be suitable for some investors.

Our strategy is to acquire underlying assets, hold such assets for a period of time and then sell such assets at a premium over our acquisition price so that investors in our series can make a return on their investment. We anticipate holding luxury assets on average between 12 months and eight years. If we are unable to sell an underlying asset at a time when we desire to do so or at all, we may not be able to realize a return on that investment, or lose that investment altogether. Further, we may end up holding our underlying assets for a long period of time before we are able to monetize (i.e. sell) such assets, which could result in long periods of time in which investors do not realize returns on their investments. This may make an investment in any of those series unsuitable for investors that cannot withstand such long holding periods.

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset, or the likelihood of any distributions made by us to investors.

Our underlying assets may be lost or damaged by causes beyond our reasonable control when in storage or in transit. In general, any damage to our underlying assets could result in the loss of value of the underlying asset, and for certain assets, it may be a complete loss of value. Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value of the damaged asset. Such an occurrence would negatively affect the value of the series related to those such asset or assets, as well as the likelihood of any distributions being made by us to the investors.

Competition in the luxury goods industry from other business models may make it difficult to obtain underlying assets.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players, such as luxury good dealers and auction houses, continue to play an increasing role. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that have developed and are developing crowdfunding models to enter this market.

Restoration or repair of an underlying asset may result in a decrease in the value of the underlying asset.

Although we do not intend to undertake restoration or repair of the underlying assets, there may be situations in the future that we are required to do so (e.g., due to natural wear and tear and through the use of the underlying assets). Where we do so, we will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While we will seek to mitigate our exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the underlying assets and, therefore, the value of the series related to such underlying assets.

In addition, the successful restoration or repair of the luxury goods may be dependent on sourcing replacement original and authentic paint or parts. Original paint or parts for luxury goods are rare and in high demand and, therefore, at risk of being imitated. There is no guarantee that any paint or parts sourced for the underlying assets will be authentic (e.g., not a counterfeit). If such paint or parts cannot be sourced or those paints or parts that are sourced are not authentic, the value of the underlying assets and, therefore, the value of the series related to such underlying assets may be materially adversely affected. Furthermore, if an underlying asset is damaged, we may be unable to source original and authentic paint or parts for the underlying asset, and the use of non-original and authentic paint or parts may decrease the value of the underlying asset.

Insurance may not cover all losses, which may result in an operating loss and likelihood that distributions will not be made by us.

Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, environmental

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considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series related to such affected underlying assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.

We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

Each series will assume all of the ownership risks attached to its underlying assets, including third-party liability risks. Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets. This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

The value of the underlying assets may depend on a prior owner or association and, therefore, may be out of our control.

The value of an underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the series that relates to such underlying asset.

Risks Related to Potential Conflicts of Interest

Management Compensation

None of the compensation set forth under “Management Compensation” was determined by arms’ length negotiations, including the Management Fee, Performance Fee and Sourcing Fee, when applicable. It is anticipated that the commissions and profits received by the Managers may be higher or lower depending upon market conditions.

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Managers and Managing Member.

Our operating agreement provides that each of our Managers and Managing Member, in exercising its rights in its capacity as Manager or Managing Member, as applicable, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Limited Liability Company Act (the “LLC Act”) or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Our Manager faces a conflict of interest because the amount they receive for services performed for us is based on our Free Cash Flow, for which they are responsible for calculating.

The calculation of our Free Cash Flows involves certain subjective judgments including determining the amount to set aside for reserves, and assumptions for depreciations or classification of certain cash amounts. Because the calculation of the Free Cash Flow involves subjective judgment, there can be no assurance that the assumptions used by our internal accountants and team members of our Managing Member and Asset Manager to calculate our Free Cash Flow, or the resulting Free Cash Flow, will be identical to the assumptions that would be used, or the Free Cash Flow that would be calculated, by an independent consultant. In addition, our Managers may benefit by selling or disposing of our assets at times when our shareholders may be better served by holding our assets or may benefit from increasing the amount of risk in a series in order to increase the amount they may receive in a particular year as their Performance Fee.

There may be conflicting interests among our Managers and investors.

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Our Managing Member has the ability to unilaterally amend the operating agreement and allocation policy. As our Managing Member is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as the Managing Member of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our Managing Member owes to investors in our company and its series. Therefore, our Managing Member is permitted to act in its own best interests rather than the best interests of the investors. See “The Company’s Business” for more information.

Certain aspect of the compensation structure we have in place for Managers of our series  may lead to conflicts of interest between a series and its investors.

The Manager of a series is entitled to a Performance Fee which will generally be 20% of net profits after certain distributions to investors (See the “Management Compensation” section this Offering Circular). Moreover, for our series the Performance Fee may only be paid at liquidation, after returning capital contributions to our investors. If a series is underperforming, it may be very difficult for the Managers to generate enough cash flow to earn a Performance Fee. Further, there is a Preferred Return, which would get paid ahead of the Performance Fee. This could have an adversely affect the incentives for the series Managers to perform their duties, and may cause they do not perform their duties altogether for a series. Such a result would adversely impact the value of your investment in that particular series.

Risks Relating to the Offering and Ownership of Our Series Shares

We intend to have our securities quoted on a new alternative trading system (“ATS”), and there can be no assurances that any public market will ever develop; even if developed, trading is likely to be subject to significant price fluctuations.

It is the company’s intention to have its securities quoted on an ATS. Currently, no trading market exists and there are no assurances that any will develop. Consequently, there can be no assurances as to whether:

●       any market for shares in any series will develop;

●       the price at which shares for a series will trade; or

●       the extent to which investors in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investments. Until an orderly market develops in the shares of any series, if ever, the price at which they trade is likely to fluctuate significantly. Prices for shares in a series will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for those shares, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our company and a particular series and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of a series. We cannot assure you that trading prices for shares of a particular series will not be significantly lower than the price at which such securities are sold in this offering.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement or subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement or subscription agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities laws. In addition, investors in this offering will also execute a subscription agreement with a similar jury trial waiver. By subscribing to an offering of a series, the investor signs the subscription agreement by which the investor agrees to adhere to the operating agreement, under both of which such investor waives their right to our jury trial.

If we opposed a jury trial demand based on one of the waivers, a court would determine whether such waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement and subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to each of the operating agreement and subscription agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

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If you bring a claim against our company in connection with matters arising under the operating agreement and/or subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement or subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the either agreement with a jury trial. No condition, stipulation or provision of the either agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to those in the operating agreement and subscription agreement.

Our operating agreement and subscription agreement have forum selection provisions that require that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to shareholders.

Under our subscription agreement and under Section 15.08 of our operating agreement, shareholders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision in our operating agreement applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of shareholders to a series of our company. The forum selection provision in our subscription agreement applies to all actions or proceedings relating to the subscription agreement.

Our operating agreement and subscription agreement further provide that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for these forum selection provisions to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provisions in our operating agreement and subscription agreement may limit shareholders’ ability to obtain a favorable judicial forum for disputes with us our Managers, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in the Chancery Court of Delaware, or alternatively in a competent court in the State of Delaware, if applicable, may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clauses included in our operating agreement and subscription agreement, a court could rule that such provisions are inapplicable or unenforceable. Alternatively, if a court were to find one or both provisions inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to those in the operating agreement and subscription agreement.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold the same series of interests as them.

Our company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each

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series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of our company generally where the assets of such other series of interests or of our company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of our company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although our Managing Member (with assistance from the Managing Member) will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “The Company’s Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of shares of our company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

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DILUTION

Under our operating agreement, we have authority to issue an unlimited number of additional shares or other securities in each series. After your investment in this offering, the Managing Member may elect to: (i) sell additional shares in this or future public offerings (whether on Form 1-A or otherwise), (ii) issue equity interests in private offerings or (iii) issue shares for payment as compensation our Managers or third-parties. To the extent we issue additional shares in a series after your purchase shares of that series in this offering, your percentage ownership interest in that series will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you could also experience dilution in the book value and fair value of your shares.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We are offering, on a best efforts basis, the shares (consisting of membership interests) of each of the series of our company in the “Series Offering Table” beginning on page 4 of this Offering Circular. The offering price for each series was determined by our Managing Member.

The minimum subscription by an investor is listed in the “Series Offering Table”.

There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of shares offered for a series have been accepted or (ii) a date determined by our Managing Member in its sole discretion, provided that subscriptions for the minimum number of shares offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Managing Member in its sole discretion, or (ii) any date on which our Managing Member elects to terminate the offering for a particular series in its sole discretion. In the case where the company enters into a purchase option agreement, an offering may never be launched, or a closing may not occur, in the case the company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Luxus Alternatives Inc. (our Managing Member) and its affiliates, partners and/or related parties may purchase shares offered in a series’ offering for the same price as all other investors, subject to the same minimum and maximum investment thresholds as other investors in that offering, although such minimum and maximum thresholds may be waived or modified by Luxus Alternatives in its sole discretion.

The company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the [___________] website.

Broker

Dalmore Group, LLC is acting as our executing broker in connection with the sale of our interests pursuant to a Broker-Dealer Agreement. Pursuant to the agreement, the Broker’s role in the offering is limited to serving as the broker of record, including processing transactions of potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker will have access to the subscription information provided by investors and will serve as broker of record for each offering by processing transactions by investors through the platform technology. The Broker will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations to any investor.

The Broker is a broker-dealer registered with the Commission and a member of FINRA and SIPC and will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive the Brokerage Fee but will not purchase any interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any offering.

We agreed to indemnify the Broker and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of our breach of any provision of the Broker-Dealer Agreement, our wrongful acts or omissions or this offering to the extent not based upon a breach of the agreement by the Broker and/or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement. The Broker agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of the Broker’s breach of the agreement or the wrongful acts or omissions of the Broker or the Broker’s failure to comply with any applicable federal, state or local laws, regulators or codes in the performance of its obligations under the agreement.

The Broker-Dealer Agreement has a 12-month term beginning January 20, 2022 and will renew automatically for successive 12-months terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Additionally, the agreement may be terminated by either party for breach, misrepresentation, failure to comply with legal requirements or insolvency.

Brokerage Fee

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As compensation for providing the services described in the Broker-Dealer Agreement to the company in connection with each offering, the Broker will receive a brokerage fee equal to 1% of the amount raised through each offering (which we refer to as the “Brokerage Fee”).

Per the Operating Agreement of the company, the Managing Member of each series of interests will be responsible for paying the Brokerage Fee to the Broker on behalf of the company. The Brokerage Fee will be payable immediately upon the closing of each offering.

In addition thereto, on behalf of the company, our Managing Member will pay the Broker the following:

●	A one-time consulting fee of $20,000 for the provision of ongoing general consulting services related to this offering (such as coordination with third-party vendors and providing general guidance), which was due and payable following the issuance by FINRA of a no-objection letter.
●	A one-time advance payment of $5,000 for out-of-pocket expenses anticipated to be incurred by the Broker, such as costs related to preparing the FINRA filing, due diligence expenses, working with counsel to our manager and our company and other services necessary and required prior to the approval of this offering.
●	The FINRA corporate filing fee for this best efforts offering will be $11,750 and will be a pass- through fee payable to the Broker by the Managing Member. The Broker will then forward it to FINRA as payment for the filing.
●	Since this Offering involves ongoing filings, the Broker will invoice the Managing Member for the FINRA fee due and the $1,000 1-A POS filing fee prior to each filing. This fee is due and payable prior to any submission by Broker to FINRA.

Our Managing Member will not be reimbursed for payment of any such fees or expenses.

Process of Subscribing

After the Commission has qualified the offering statement, we will accept tenders of funds to purchase the shares of series of our company. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering for a particular series is open for investment.

Provided that subscriptions for the minimum number of interests offered for a series have been received, the company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). However, to the extent a series has the same minimum and maximum, the company will undertake a single closing for investors in that series. Investors may subscribe by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up by the Escrow Agent. Tendered funds will remain in escrow until closing has occurred. Upon closing, funds tendered by investors will be made available to the company for its use.

Investors will be required to complete a subscription agreement in order to invest in a particular series. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The subscription procedure is summarized as follows:

1.	Go to the company’s page on www.[________________] and click on the “Invest Now” button;

2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

The company has entered into an Escrow Services Agreement with North (the “Escrow Agent”). The Escrow Agent is a Delaware registered trust company that offers escrow services as well as an integrated technology platform for processing investment transactions. The company has agreed to pay the Escrow Agent the following:

●	Escrow Administration Fee: $500 per crowd funding subscription account
●	Out-of-Pocket Expenses: Billed at cost
●	Escrow Amendment: $100.00 per amendment
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●	Transactional Costs: $100.00 for each additional escrow break

The Managing Member of each series will generally be responsible for fees due to the Escrow Agent, which are categorized as Offering Expenses.

Investor funds will be held by the Escrow Agent pending closing or termination of the offering.  All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering for a particular series at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

The Escrow Agent is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

No Selling Security holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the company.

Transfer Agent and Registrar

The company has engaged Securities Transfer Corporation, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis.

Provisions of Note in Our Subscription Agreement

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection provisions that require any claims against the company based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection and jury waiver provisions. See, “Securities Being Offered – Exclusive Jurisdiction” and “Securities Being Offered – Waiver of Right to Trial by Jury” and for more information on these provisions.

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USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Managers of each series reserve the right to modify the use of proceeds based on the factors set forth below. Neither our company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the maximum number of shares are sold in connection with any offering, our Managing Member may pay, and not seek reimbursement for, any Brokerage Fees and Acquisition Expenses.

Series Argyle 01

The table below sets forth our estimated use of proceeds from this Series Argyle 01 offering on a fully subscribed basis.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost (Min/Max)	$350,000 /400,000.00	100%
Broker Dealer Fees (1)	$—	0%
Sourcing Fee (2)	$—	0%
Total Fees and Expenses	$—	0%
Total Proceeds (Min/Max)	$350,000 /400,000	100.00%

(1)	Broker Dealer fees are to be paid by the Managing Member out of amounts earned as part of the Management Fee and Sourcing Fee, when applicable.

(2)	Notwithstanding the discussion of the Sourcing Fee in the Operating Agreement, no Sourcing Fee will be paid by Series Argyle 01 to the Asset Manager or Managing Member.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to the Purchase and Sale Agreement, a form of which is filed as Exhibit 6.1 to the offering statement of which this Offering Circular forms an integral part, the Managing Member will advance the series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Managing Member’s advance. In the event we do not raise the full amount in this Offering, the Managing Member intends to waive any additional amounts owed under the Purchase and Sale Agreement.

Series Argyle 01 reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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THE UNDERLYING ASSETS

The discussions contained in this Offering Circular relating to the underlying assets of our series, the wineries, and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate. The discussions contained in this Offering Circular relating to the underlying collectible assets of our series were provided by the asset sellers and the information on their related industries are taken from third-party sources, for those source we believe them to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.

Series Argyle 01

The Asset

The Series Argyle 01 pink diamond is GIA Grade Fancy Vivid purplish pink with VS2 clarity. It is an 0.54 carat oval shaped stone with a brilliant cut. The polish is excellent. The pink diamond is from the Argyle Mine in Western Australia and is from the 2016 tender.

Purchase Details

Series Argyle 01 entered into a purchase agreement with its Managing Member on March 2, 2022 pursuant to which it agreed to purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. The purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Managing Member in full satisfaction of its advance. Luxus Alternatives purchased the asset described above on March 2, 2022.

Management of the luxury good

Once we acquire the gem, it will be insured and then transported and warehoused in a highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding the underlying asset for a minimum of 12 months, and a maximum of 8 years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the diamond market, please see “The Company’s Business – Alternative Assets Markets.”

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THE COMPANY’S BUSINESS

Overview

At Luxus Argyle we believe that the aftermath of the COVID-19 pandemic would usher in an era in which all investors can participate in fractional ownership of luxury goods such as precious gems, high-end jewelry, rare watches and other bespoke items. We plan to capitalize on the rebounding luxury industry’s interest in reaching new audience demographics and the retail investor’s desire for anti-inflationary, culturally attractive investment alternatives.

The luxury industry’s performance is currently equal or eclipsing historically dominant investment sectors, like tech and healthcare, and we believe that the market is moving towards a sustainable and unprecedented luxury surge. Further, it is our belief, catalyzed by the cessation of COVID-19’s lockdown, the up-and-coming generations are hyper focused on personal branding and are increasingly interested in consumer luxury goods. To this end, we strive to provide access to once exclusive assets, to all investors.

Finally, we believe that alternative assets are capable of delivering quality returns to investors. However, investing in alternative assets can often require significant financial resources and significant knowledge about the underlying assets and the industry. Due to these high barriers to entry, access to investments in alternative assets have been restrained to a fraction of the global economy. Even those that do have access to top quality alternative investments are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in alternative assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible for many investors. We plan to democratize alternative asset investing by providing access, liquidity and transparency. For different assets classes we have and are have and will continue to gather a team of individuals with knowledge and experience needed to select and actively manage the assets.

We intend to utilize the platform of our parent company, Luxus Alternatives Inc., to post our offerings under Regulation A to every day investors. We believe investing in our series LLC will give investors access to alternative assets such as precious gems, high-end jewelry, rare watches and any other unique, bespoke or alternative assets (which we call “luxury goods” assets) that we deem to be valuable.

History and Structure

Luxus Argyle, LLC is a series limited liability company formed on November 10, 2021 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be precious gems, high-end jewelry, rare watches or other luxury goods. A new series of interests will be issued for luxury goods or other alternative assets to be acquired by us.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the assets associated with that series and other related assets (e.g., cash reserves).

Members of our company

Members of our company include owners of shares of our company or shares of our series.

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of our company (as defined in our operating agreement). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

As set forth in its operating agreement, Luxus Argyle LLC has a Managing Member.

Managing Member

Luxus Alternatives Inc., a Delaware limited liability company formed in July 2021 and is the Managing Member of our company, As Managing Member, it has the full power and authority to do, and direct other Managers of our company or series to do, any and all

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things it determines to be necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members.

In the event of the resignation of our Managing Member of its rights, obligations and respective title as a Managing Member, the non-resigning Managers of our company will nominate a successor Managing Member and the vote of a majority of the shares held by Economic Members will be required to elect a successor Managing Member.

Holders of shares in each series have the right to remove the Managing Member, by a vote of two-thirds of the holders of all shares in each series (excluding our Managing Member), in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our Managing Member shall call a meeting of all of the holders of every series of shares within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our Managing Member as Managing Member of our company and each series. If our Managing Member fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our Managing Member shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our Managing Member is removed as Managing Member of our company, it shall also immediately cease to be Managing Member of each series.

Other Management Provisions

The Managing Member will generally not be entitled to vote on matters submitted to the holders of our shares.  Our Managing Member will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as Managing Member.

The operating agreement further provides that our Managing Member, in exercising its rights in its capacity as the Managing Member, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managing Member will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Series of our Company

The Managing Member of our company may, at any time and from time to time cause our company to establish in writing (each, a “Series Designation”) one or more series of the company. The terms and conditions for each series established will be set forth in the Series Designation, as applicable, for the series, and the Series Designation will, upon approval by the Managing Member, become a part of our operating agreement.

The Series Designation establishing a series may:

(i)	specify a name or names under which the business and affairs of such series may be conducted;

(ii)	designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of shares of such series and the Members of that series

(iii)	designate or authorize the designation of specific officers of a series.

In the event of a conflict between the terms and conditions of our operating agreement and a Series Designation, the terms and conditions of the Series Designation will control.

Each of the series of our company operates as if it were a separate limited liability company.

Managers of our Series

Our operating agreement requires that each series of our company have an Asset Manager and a Managing Member, which will be Luxus Alternatives Inc., unless otherwise set forth in the applicable Series Designation of a series of our company (the terms of which are set by our Managing Member.)

Asset Manager

The primary duty of the Asset Manager is to manage the underlying assets related to its series. The Asset Manager has sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset held by a series and to take any

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action that it deems necessary or desirable in connection therewith. It also is responsible for directing or performing the day-to-day business affairs of a series, including identifying assets for acquisition. Luxus Alternatives Inc. is the Asset Manager for all of our series unless otherwise set forth in the applicable Series Designation of a series of our company.

Managing Member

Each series must also have a Managing Member. Unless otherwise noted in the series designation for a particular series, Luxus Alternatives Inc. will serve as the Managing Member for each series, and will perform substantially the same services as it does for our company.

Our Managing Member has delegated to the series Managers broad asset management and operational powers over the series. In these capacities, the series Managers of a particular series will (among other things):

●	Oversee overall investment strategy, such as investment selection criteria and asset disposition strategies;

●	Serve as the investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

●	Manage and/or perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

●	Provide or arrange for third party administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

●	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

●	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

●	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

●	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

●	Manage communications with Economic Members.

Other Rights of our Managers

No Managers or any of their Affiliates who hold any shares of any series of the company will be entitled to vote on matters submitted to the shareholders.

Our operating agreement further provides that each Manager of the company or a series, in exercising its rights in its capacity as a Manager, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the shareholders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managers will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters.

Members of the Advisory Board will not be Managers or officers of our company or any series and will not have any fiduciary or other duties to the shareholders of any series.  They will not be entitled to compensation by our company or any series in connection with

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their roles as members of the Advisory Board, but our company or any applicable series will reimburse a member of the Advisory Board for any out of pocket expenses or costs actually incurred by it or any of its affiliates on behalf of our company or series.

Operating Expenses

The Managing Member will be responsible for brokerage fees, appraisal fees, research fees, storage fees, insurance fees, etc. of each series out of the Management Fee paid by the series. We do not expect the series to have any expenses other than the Management Fee paid to the Managing Member.

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our Managing Member may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our Managing Member may impose a reasonable rate of interest, and be entitled to the Reimbursement, and/or (c) cause additional shares to be issued in the such series in order to cover such additional amounts.

Offering and Formation Expenses

The Managing Member will be responsible for all offering and formation expenses, We do not expect the series to have any expenses other than the management fee paid to the Managing Member.

Indemnification of our Managers

The operating agreement provides that none of our Managers, or the Managers of any series, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Managers (including the Managers of our series), members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Asset Acquisition

Our company (through its series) plans to acquire underlying assets primarily through the following methods:

i.	Upfront purchase – our company acquires an underlying asset from an asset seller prior to the launch of an offering related to a series;

ii.	Purchase agreement – our company enters into an agreement with an asset seller to acquire an underlying asset, which may expire prior to the closing of the offering for the related series, in which case our company is obligated to acquire the underlying asset prior to the closing of that series’ offering; or

iii.	Purchase option agreement – our company enters into a purchase option agreement with an asset seller, which gives our company the right, but not the obligation, to acquire the underlying asset,

In the case where an underlying asset is acquired prior to the launch or closing of a series offering, as the case may be, the proceeds from the associated offering, net of any Offering Expenses or other Acquisition Expenses or Sourcing Fee, as applicable, will be used to reimburse our company for the acquisition of the underlying asset or repay any loans made to our company, plus applicable interest, to acquire such underlying asset.

Rather than pre-purchasing an underlying asset before the closing of an offering, our company may also negotiate with asset sellers for the exclusive right to market an underlying asset to investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an asset seller for an underlying asset, which would close simultaneously upon the closing of the offering of shares in the series associated with that underlying asset. Then, upon the closing of a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the underlying asset (as negotiated in the agreement for such underlying asset) and title to the underlying asset would be held by, or for the benefit of, the applicable series.

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In some cases, an asset seller or the Managing Member may be issued shares in a series:

●	as part of total purchase consideration to the asset seller and/or Managing Member; or

●	repay an advance owed to the Managing Member (no interest will accrue on the advance owed to the Managing Member).

If our company enters into a purchase agreement or purchase option agreement with a seller, it is possible that the agreement will not close, even if sufficient funds are raised in an offering to fund the purchase. Funds from a series’ offering will be held in escrow, and will be returned to investors without interest if the asset purchase agreement or purchase option agreement fails to close.

Following the initial closing, the Managing Member may advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series.

Additional details on the acquisition method for each underlying asset can be found in the “Series Offering Table” and in the “Use of Proceeds” section for each respective series.

Asset Liquidity

The amount of time that a series will hold and manage all its assets will vary depending on the type of assets being acquired by the series. Liquidity for investors would be obtained through distributions to investors as well as by transferring their shares in a series.

It is the company’s intention to have its securities quoted on an ATS. Currently, no trading market exists and there are no assurances that any will develop.

While the company will seek to cause a Monetization Event, including but not limited to the following: (i) a final sale or (ii) exit of disposition of the assets as designated by each series respectively, there is no guarantee that such Monetization Event will be achieved. However, if a Monetization Event occurs, each member or record holder will receive its allocable share of the final sale proceeds (net of the Management Fee and other expenses) from the sale in a manner as described under “Securities Being Offered—Liquidation Rights” below,

Allocations of Expenses

The Managing Member will be responsible for formation and Offering Expenses, and Operating Expenses and any indemnification payments. We do not expect the series to have any expenses other than the Management Fee paid to the Managing Member.

Tax Matters

Our company intends to elect for each series of shares in the company to be taxed as a “C” corporation under Subchapter C of the Internal Revenue Code of 1986, as amended, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of shares will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to shareholders

Our company has designated one series as of the date of this Offering Circular, which is described below.

Alternative Asset Markets

Overview

Investing in alternative assets, specifically the collectible assets that we are targeting (e.g. precious gems, high-end jewelry, and rare watches) has been a risky venture for those without a deep knowledge of those assets and their resale market, and without large pools of resources for broker fees and auction house commissions, authentication knowledge, as well as the cost and resources involved in proper shipping, storage and insurance. Further, excessive costs and few options for liquidity have hindered access to investing in these alternative assets.

We are working to democratize investing in alternative assets, providing quality investment opportunities in an asset class that has previously been out of reach for many investors. Our Asset Manager, Luxus Alternatives Inc., has identified promising, investment-grade luxury goods to purchase. See “The Underlying Assets” above. Our mission is to help investors enjoy the profits of investing in luxury goods such as jewelry, fine art, and watches, as an asset class in one click.

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Industry Overview and Market Opportunity

Despite their size, the alternative asset markets that we invest in, including precious gems, high-end jewelry, rare watches, and luxury goods, are complex and often misunderstood due to their opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to the limited publicly available data. The markets tend to be made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make these markets more liquid and transparent for investors of all means, demographics and backgrounds.

Additionally, we believe that there is an opportunity to capture the shifting tastes of multi-generational groupings of retail investors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy household’s found that while baby boomers and older investors rely primarily on traditional stocks and bonds, younger investors, especially millennials and Gen Z-ers, are more likely to incorporate alternative strategies into their investment portfolios. Millennials allocate 17% to alternatives and assets other than stocks, bonds and cash. It also found that 61% of millennial investors think it is not possible to achieve above-average returns by investing solely in stocks and bonds anymore, and are looking for alternative investments. We believe these shifts in millennial and Gen Z investing tastes suggest there will be more interest in investing in alternative assets. We believe we are uniquely suited to capitalize on this increased interest, potentially leading to more capital for the company to work with, providing it with increased buying power and other advantages related to economies of scale, and ultimately providing greater value to investors in our company moving forward.

We also believe that the macro and geo-political events of the last few years (including the COVID 19 Pandemic, emergence of remote work environment, growing inflationary environment and the current crisis in the Ukraine) have created significant demand for “hard assets” including gold, silver, platinum etc. Baby boomers and Gen Xers have increased their participation in alternative assets in light of this macroeconomic backdrop. Up until now, there have been no or limited offerings of precious gems and/or high jewelry which are the company’s initial focus.

The Future of the Luxury Goods Market

We believe the future of the personal luxury goods market is poised for growth, an increased adoption by male consumers and growth rivalry with the tech markets. The personal luxury market was estimated at US $285.1 Billion in 2020. It is forecasted to reach US $388 billion in 2025, at a CAGR of 6.4%. We believe that spurred by the pandemic, trust, and participation in e-commerce, investment in luxury goods has more than doubled.

Personal Luxury E-Commerce Growth

Coupled with an expeditious return to expansion in Q1 of 2021, growing by 0-1% versus 2019, we believe the optimistic outlook of the luxury industry offers an enticing opportunity for the investor market. According to Statista’s “In-depth Report: Luxury Goods 2021, the alternative luxury investment market now sits at a revised $71.3 Billion valuation.

Further, while women still largely dominate the luxury jewelry market, men are increasingly interested in purchasing luxury goods (watches, chains, etc.). We believe the male application segment is expected to witness the fastest growth at a CAGR of 7.7%.

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Luxury Alternative Investment Market

Art, Antiques, Jewelry

$71.3 bn

Finally, within the past year, consumer luxury has overtaken tech and consistently outperforms S&P 500:

●	S&P Global Luxury Index (White) at 25.36% higher return than S&P North American Technology Index (Blue) and 30.48% higher return than S&P 500 (Yellow).

Diamonds

Since the onset of the pandemic, a sharp decline in consumer discretionary travel and entertainment spend has been a boon to the diamond industry. Combined with global economic stimulus and other policies that have pushed assets like stocks and residential real estate to euphoric levels, confident consumers drove diamond jewelry sales to an estimated all-time high in 2021, up some +20% year-over-year – easily eclipsing pre-pandemic comparable.

The U.S. has led the end-consumer demand charge as of late, with Bulgari CEO Jean-Christophe admitting late last year that “the main surprise in 2021 post-COVID-19 has been the incredible turnaround in the American market.” The U.S.’s largest jeweler, Signet Jewelers, raised sales guidance an incomparable six times over the last 12-months with the company now expecting sales to be up 48% year-over-year for the fiscal year ended January 2022 and up 27% over two years ago.

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It is our belief that all investors should be able to participate in the boom the luxury goods market has seen, with fractional ownership of luxury goods. We believe that because of the following: (i) boom in the diamond industry, (ii) our belief that there is a sustainable and unprecedented luxury surge and (iii) younger generations’ hyper-focus on personal branding and are increasing interest in consumer luxury goods, that we can tap into a market that has not been previously included in investing. To this end, we strive to provide access to once exclusive assets, to all investors.

Employees

Currently, the company does not have any employees.

Intellectual Property

The company does not own any patents, copyrights or trademarks.

Litigation

The company and its executive officers are not currently a party to any legal proceedings.

Government Regulation

Nothing to disclose.

THE COMPANY’S PROPERTY

We do not own or lease any real estate, office space or significant tangible assets.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

LUXUS Argyle LLC was formed on November 10, 2021 and our company’s headquarters are in New York, NY.

The purpose of our company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell luxury goods and other assets and, to exercise all of the rights and powers conferred upon our company and each series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Emerging Growth Company

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results

Revenues are generated at the series level. From November 10, 2021, our inception date, through December 31, 2021, no series generated any revenues. Our series may not generate any revenue until a liquidation event – i.e. the sale of the underlying assets.

We had $0 in operating expenses from November 10, 2021 to December 31, 2021.

Liquidity and Capital Resources

As of December 31, 2021, neither our company nor any series had any cash or cash equivalents or financial obligations.

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Plan of Operations

No series of our company has commenced operations, is capitalized or has any assets. We intend for each series to start operations at the time of the closing of each applicable offering.

All assets and liabilities related to each underlying asset that have been incurred to date and will be incurred until the closing of each offering are the responsibility of our company or our Managers and responsibility for any assets or liabilities related to each underlying asset will not transfer to the applicable series until such time as a closing has occurred.

Each series intends to generate revenues, if at all, as described in the “The Company’s Business” section of this Offering Circular based on the nature of the assets. For instance, we anticipate that, in the future, a series that invests in assets that are revenue generating may generate enough revenues to distribute dividends to shareholders within twelve months from commencing its operations. However, we do not anticipate that any of our current series will generate revenue until a liquidation or sale of some of its underlying assets. See “The Company’s Business—Operating Expenses” for additional information regarding the payment of Operating Expenses.

We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Managers

Our company operates under the direction Luxus Alternatives Inc., our Asset Manager and our Managing Member (our “Managers”). The Managing Member has the power and authority to act as necessary to further the purpose of our company, which is to acquire, maintain and sell luxury goods and other assets. The Managing Member is responsible for identifying the assets to be purchased from the offerings of the series of our company, as well as directing or performing the day-to-day business affairs of the company, and, as applicable, of the series’ of our company.

The Managing Member has delegated to the Asset Managers of each series the responsibility of directing the operations of the applicable series, directing the series’ day-to-day affairs, and implementing the series’ investment strategy. The Asset Manager (and the Managing Member, as applicable) is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the underlying assets in order to generate profits, and evaluating potential sale offers which may lead to the liquidation of the underlying assets or the creation of other series as the case may be. The Asset Manager for all the series’ is Luxus Alternatives Inc.

Our Managing Member will establish an Advisory Board that will assist the company in its business decisions (such as the creation of a new series) and will assist the series in making decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our Managers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow guidelines adopted by our Managers and implement policies set forth in the operating agreement unless otherwise modified by our Managers. Our Managers may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Managing Member may change our objectives at any time without approval of our interest holders. Our Managers have no track record and are relying on the track record of its individual officers, directors and advisors.

Our Managers perform their duties and responsibilities pursuant to the operating agreement. Our Managers maintain a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our Managers and to indemnify our Managers against certain liabilities.

We have segregated functional roles for the management of each series However both roles are held by Luxus Alternatives Inc. The responsibilities of our Managers and the Managers of a particular series are summarized below. Capitalized terms used in this summary that are not defined shall have the meanings set forth in the company’s operating agreement.

Investment Advisory, Asset Management and Disposition Services. (Asset Manager)

●	oversee the overall investment strategy approved by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of assets as specified in the respective series;

●	manage and perform the various administrative functions necessary for the day-to-day operations and management of the series Assets;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to acquisition, management and disposition of the series Assets;

●	maintain reporting, record keeping, internal controls and similar matters with respect to the series Assets in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act;

●	structure the terms and conditions of acquisitions, sales and joint ventures to be approved by the Managing Member;

●	obtain market research and economic and statistical data in connection with the investments and investment objectives and policies;

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●	oversee and conduct due diligence processes related to prospective investments;

●	maintain all appropriate books and records with respect to the series Asset and on a per series and, if there is only one Asset Manager, on a Company wide basis, maintain accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	subject to the approval of the Managing Member, oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters.

Offering and Resale Services. (Managing Member)

●	the development of any offering of by a series, including identifying and sourcing the assets to be acquired from the offering of a series, including sourcing and acquiring such assets, the determination of the specific terms of the securities to be offered, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

●	the preparation and approval of all marketing materials to be used by our company, the respective series or others relating to an Offering;

●	the facilitation of a secondary market including entering into of listing agreements with any National Securities Exchange, Alternative Trading System (“ATS”) or over-the-counter market and the delisting of some or all of the shares from, or requesting that trading be suspended on, any such exchange or market; and preparing and filing any documents and seeking the appropriate approval, if required, for compliance with federal and state securities laws, including Blue Sky requirements

Accounting and Other Administrative Services. (Managing Member)

●	manage and perform the various administrative functions necessary for the day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the business and operations, including for the series Asset and the services described in 5.02(a) if requested by the Asset Manager;

●	arrange for auditors and oversee the audit process on the accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate books and records including accounting for the assets of our company and each of the series separately;

●	evaluate and obtain adequate insurance coverage for our company based upon risk management

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act.

Shareholder Services. (Managing Member)

●	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time;

●	manage communications with shareholders of a series, including answering phone calls, preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing shareholder support and services

Directors, Executive Officers and Key Employees of our Managers

The authority and functions of the Managing Member (for our series), on the one hand, and of the Managing Member (for our company) or the Asset Manager (for our series), on the other hand, are be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The following table sets

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forth the name and position of each of the current executive officers, directors and significant employees of our Managing Member, the series Managing Member, and Asset Manager.

Managing Member and Asset Manager – Luxus Alternatives Inc.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Dana Auslander	CEO	49	November 2021	40
Gretchen Gunlocke Fenton	CCO	52	November 2021	40

Dana Auslander , CEO

Dana Auslander is currently the Chief Executive Officer of Luxus Alternatives Inc.  She has served in that position for seven months, from July 2021 to the present date.  Prior to joining us, she was Head of Alternatives for Lex Markets from February 2021-July 2021, and was responsible for creating all business lines outside commercial real estate. From January 2010-February 2021, Dana was responsible for the legal structuring, marketing, fundraising, investor relations, corporate communications and crisis management of leading hedge funds, family offices and other investment advisors.  Prior to that she was head of business development for Harbinger Capital Partners from October 2008-December 2009 and before that she was a Managing Director responsible for legal structuring and product development at Blackstone Alternative Asset Management from 2002-2008.  Dana started her career as an associate at the law firm of Schulte Roth & Zabel. She holds a BA in political science/history from the University of Vermont and a JD from the Benjamin N. Cardozo School of Law.

Gretchen Gunlocke Fenton, CCO

Gretchen Gunlocke Fenton is currently the Chief Creative Officer of Luxus Alternative Inc.  She has served in that position since July, 2021. Prior to joining LUXUS, she was a fashion executive with 20 + years of experience in senior roles in public relations, editorial, styling and creative. Gretchen served as Accessories Director at Glamour for five years. Prior to that she was the Executive Director of PR at CHANEL overseeing the fashion, fine jewelry and accessories departments and before that was the Fashion Director at Town & Country.  She  was also a Market Editor at VOGUE and a Senior Women’s Editor at J. Crew.  Gretchen holds a BA in English from Georgetown University.

Advisory Board

The Company has the ability to establish an Advisory Board. If established, the Advisory Board will be at the company level and has specific responsibilities. Each series may also develop their own networks of advisors. Though these advisors may provide a pivotal role in a given series, such advisors will not have formal responsibilities and obligations to the company.

Responsibilities of the Advisory Board

The Advisory Board will support our company, our Asset Managers and our Managing Member and will consist of the Managers’ expert network and external advisors. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our Managing Member, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

●	Consulting on the creation of a new series of our company, or engaging a new Asset Manager for such series;

●	approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

●	evaluating all asset acquisitions;

●	evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;

●	providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●	provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with a Manager, on the one hand, and our company, a series or the shareholders, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;

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●	approving any material transaction between our company or a series, on the one hand, and our Managing Member or any of its affiliates, another series or a shareholder, on the other hand, other than for the purchase of shares;

●	reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

●	approving any service providers appointed by our Managing Member in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be Managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

Our Managing Member may compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of shares.

Members of the Advisory Board

The Managers of our series have already established an informal network of expert advisors for each of our series who support our series in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

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MANAGEMENT COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. The manager of our Managing Member manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired investments and monitors the performance of these investments to ensure that they are consistent with our investment objectives. This individual receives compensation for her services, including services performed for us on behalf of our Managing Member, from our Managing Member. Although we will indirectly bear some of the costs of the compensation paid to this individual, through fees we pay to our Managers, we do not intend to pay any compensation directly to this individual.

Compensation of the Managers

Pursuant to our operating agreement, the Managing Member of our company may receive some, if not all of the following: a Management Fee, a Performance Fee and a Sourcing Fee.

Management Fee

For each fiscal year, the company shall pay the Management Fee to the Managing Member in respect of each Series within thirty (30) days following the end of the applicable fiscal year. The Management Fee is up to 1% per annum of each member’s capital contribution, (a “Management Fee”). Initially, the Management Fee will be based on the amount of cash invested by shareholders in the series as of the end of each fiscal year rather than the net asset value of the series. Each of our current series will begin to use net asset value as the base on the first day after a year has passed since the date of the qualification of the offering statement of which this Offering Circular forms a part.

Sourcing Fee

When and if applicable, as compensation, the Managing Member of the company may receive a one-time fee equal of up to 10% of the of the amount paid for the underlying asset for the relevant series, paid to the Managing Member, by the investors as compensation for due diligence services in evaluating, investigation and discovering the underlying assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Designation (the “Sourcing Fee”). The Sourcing Fee will typically be paid, by the investors, upon purchase of the series of the underlying asset.

Performance Fee

To determine the extent of any distributions at the time of a Monetization Event, which would occur at the liquidation of the series, for each series and as described in the Operating Agreement and respective Series Designation for such series, our Managing Member intends to make payments and distributions as follows:

●	Payment of accrued Management fee;
●	Second, payment of applicable taxes upon the net income of the series;
●	Third, 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member) until the Members have received back 100% of their Capital Contribution);
●	Fourth, an amount equating to an 8% annual return to be returned to the members shall be returned to the members as a preferential return;
●	Fifth, upon the 8% preferential return being distributed, the Managing Member shall receive 100% of profits attributable to their pro rata share of the ownership, and 20% of the remaining undistributed profits from the remaining members.

For clarity, we intend for members other than the Managing Member to receive (1) a full return of capital, (2) an 8% preferential return, and (3) 80% of all remaining profits generated by their pro rata share of the ownership beyond their preferential return.

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The Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series. For instance, for most of our assets, e.g., precious gems, high-end jewelry, rare watches and luxury accessories, there may only be payments when an asset is sold, which may lead to just a single payment or more sporadic payments. For liquidity consideration for any assets, see “The Underlying Assets”. There is no requirement to pay distributions at any given time.

Any distributions not made at the liquidation of a series, if any, would be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company and each series are managed by our Managing Member. Upon designation of each series, our Managing Member was granted interests in each series and became the initial member holding 100% of the then-outstanding interests of each series. The Managing Member may also be assigned interests in each series in lieu of a cash Sourcing Fee.

At the closing of each offering, our managing member or its affiliates may purchase shares sold in each offering for the same price as all other investors. Our managing member may sell its shares from time to time after the closing of each offering in its sole discretion. Any future sales would be based upon our manager member’s potential need for capital, market prices of the shares at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the shares.

As of the date of this offering circular, our Managing Member owns the following securities:

Title of Class	Number of Interests Owned (1)	Percent of Outstanding Interests Owned
Series Argyle 01 Interests	105	100%

(1) The Managing Member is entitled to receive as part of the designation of each series the number of interests which will result in its ownership of 5% of the series following the Offering. The amount reflected here would be 5% of a fully subscribed offering for offerings that have not yet closed. The address for all our Managers is c/o Luxus Alternatives Inc., 1270 Ave of the Americas, 7th Fl - 1071 New York, NY 10020.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On March 2, 2022, we acquired the Series Argyle 01 Asset from the Managing Member pursuant to the Purchase Agreement, in the original principal amount of $400,000.

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SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, of form of which attached hereto as Exhibit 2.2, and the subscription agreements, a form of which is attached hereto as Exhibit 4.1, relating to the purchase of the shares offered hereby. The operating agreement will be executed prior to qualification. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Shares

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the shares offered hereby is an investment only in the particular series and not an investment in our company as a whole. In accordance with the LLC Act, any series of shares established by our company will be a separate series of limited liability company shares of our company and not in a separate legal entity. We have not issued, and will not issue, any class of shares entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing shares in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be investment-grade collectible assets (initially, precious gems, high-end jewelry, rare watches, and luxury accessories assets). An investor who invests in an offering will not have any indirect interest in any asset other than the underlying assets related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects our Managers to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the fine wines associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215I of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security shares, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the shares, as determined by our Managing Member, the holders of the shares will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the shares offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any shares and no preferential rights to distributions.

In general, the holders of each series of our shares (which may include Managers of our company, Managers of a series, their affiliates, or other third parties to which our Managing Member issues shares) participate in the available Free Cash Flow derived from the underlying assets related to the series. Our Managing Member may sell its shares from time to time.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to its formation and the offering (please see the “Use of Proceeds” section for further details regarding the use of proceeds for each offering). We intend to use a portion of the proceeds from the initial closing of this Offering to acquire the underlying asset for a series, and if and to the extent such proceeds are less than the total fees and expenses for a series, the Managing Member will advance such series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Managing Member advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, all the shares of such series will be issued and outstanding, the series will own the underlying asset and the advance from the Managing Member will be paid in full (either with proceeds from Offering or with shares).

An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of shares, (iii) our Managing Member or Asset Manager, or (iv) any underlying asset owned by any series. Although our shares will not immediately be listed on a stock exchange and a liquid market in our shares cannot be guaranteed, we It is intend to have our securities quoted on an ATS. Currently, no trading market exists and there are no assurances that any will develop.

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Distribution Rights

To the extent there is “Free Cash Flow” for each series and as described in the Series Designation for such series prior to a Monetization Event, our Managing Member intends to declare and pay distributions as follows:

●	First, 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution);
●	Second, an amount equating to an 8% annual return to be returned to the members shall be returned to the members as a preferential return;
●	Third, upon the 8% preferential return being distributed, the Managing Member shall receive 100% of profits attributable to their pro rata share of the ownership, and 20% of the remaining undistributed profits from the remaining members.

 For clarity, members other than the Managing Member will receive (1) a full return of capital, (2) an 8% preferential return, and (3) 80% of all profits generated by their pro rata share of the ownership [in addition to] their preferential return.

Distributions will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series.

No Redemption Provisions

No series of our shares are redeemable, except as necessary in order to avoid the assets of our company being deemed “plan assets” under ERISA.

No Registration Rights

There are no registration rights in respect of any series of our shares.

Limited Voting Rights

Our Managing Member is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by our Managing Member and a designee of our Managing Member shall act as chairman at such meetings. Interest holders do not have any voting rights as a shareholder in our company or a series except with respect to:

●	the removal of our Managing Member for cause as described below;

●	the dissolution of our company upon the for-cause removal of our Managing Member; and

●	an amendment to the operating agreement that would:

○	adversely affect the rights of a shareholder in any material respect;

○	reduce the voting percentage required for any action to be taken by the holders of shares in our company under the operating agreement;

○	change the situations in which our company and any series can be dissolved or terminated;

○	change the term of our company (other than the circumstances provided in the operating agreement); or

○	give any person the right to dissolve our company.

Our Managing Member can only be removed as Managing Member of our company and each series in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.

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 When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our Managing Member as Managing Member of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our Managing Member or its affiliates (if they hold shares) may not vote as a shareholder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our Managing Member and no amendment to the operating agreement may be made without the prior approval of our Managing Member that would decrease the rights of our Managing Member or increase the obligations of our Managing Member thereunder.

Our Managing Member has broad authority to take action with respect to our company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, our Managing Member may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that our Managing Member determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that our Managing Member determines to be necessary or appropriate for our company to qualify as a limitedliability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S.federal income tax purposes;

●	an amendment that our Managing Member determines, based upon the advice of counsel, to be necessary or appropriate toprevent our company, our Managing Member, or the officers, agents or trustees from in any manner being subjected to theprovisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA,whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that our Managing Member determines to be necessary or appropriate for the authorization, establishment,creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of theoperating agreement;

●	any amendment that our Managing Member determines to be necessary or appropriate for the formation by our company of, orits investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which our Managing Member deems necessary or appropriate to enable our Managing Member toexercise its authority under the Agreement.

In each case, our Managing Member may make such amendments to the operating agreement provided our Managing Member determines that those amendments:

●	do not adversely affect the interest holders (including any particular series of shares as compared to other series of shares) inany material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order,ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirementof any securities exchange on which the shares may be listed for trading, compliance with any of which our ManagingMember deems to be in the best shares of our company and the interest holders;

44

●	are necessary or appropriate for any action taken by our Managing Member relating to splits or combinations of shares under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, our Managing Member retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our Managing Member to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our Managing Member. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the shares in the profits of our company).

In connection with the liquidation of a series as part of a Monetization Event, whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows in excess of that required to discharge liabilities that are contingent, conditional or unmatured, shall be distributed as follows:

●	Payment of accrued Management fee;
●	Second, payment of applicable taxes upon the net income of the series;
●	Third, 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member) until the Members have received back 100% of their Capital Contribution);
●	Fourth, an amount equating to an 8% annual return to be returned to the members shall be returned to the members as a preferential return;
●	Fifth, upon the 8% preferential return being distributed, the Managing Member shall receive 100% of profits attributable to their pro rata share of the ownership, and 20% of the remaining undistributed profits from the remaining members.

For clarity, we intend for members other than the Managing Member to receive (1) a full return of capital, (2) an 8% preferential return, and (3) 80% of all remaining profits generated by their pro rata share of the ownership beyond their preferential return.

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our Managing Member to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of shares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the shares in the profits of the series).

Transfer Restrictions

Each series of our shares are subject to restrictions on transferability. A holder of shares may not transfer, assign or pledge its shares without the consent of our Managing Member. Our Managing Member may withhold consent in its sole discretion, including when our Managing Member determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our Managing Member may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our Managing Member being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of shares via a yet to be determined anticipated secondary platform described above (see “Description of the Business – Asset Liquidity” for additional information).

Our Managing Member may transfer all or any portion of the shares held by it from time to time, in accordance with applicable securities laws, either directly or through brokers, via [_________________], or otherwise.

Additionally, unless and until the shares are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the shares. There can be no assurance that we will, or will be able to, register our shares for resale. Therefore, investors may be required to hold their shares indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the shares issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

45

Finally, any transferees will be required to agree to adhere to the terms of our operating agreement, including the jury trial waiver and forum selection provisions contained in the operating agreement.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing shares, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our Managing Member a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of shares will be managed under the direction of our Managing Member.  Our Managing Member has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our Managing Member.

We may decide to enter into separate indemnification agreements with the directors and officers of our company, our Managing Member or our Asset Manager If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the shares were to bring a claim against our company or our Managing Member pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

46

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, which could include claims under federal securities law.

Further, our subscription agreement that investors will execute when investing a series of our company also provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. This jury trial waiver also applies to claims arising under federal securities laws.

If we opposed a jury trial demand based on either waiver, a court would determine whether such waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Meaning that if either jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or operating agreement, as applicable, with a jury trial. Furthermore, no condition, stipulation or provision of either agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver in both our operating agreement and subscription agreement will also be apply to purchasers of investors’ shares in secondary transactions (i.e. shares sold on an ATS).

47

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

48

Luxus Argyle LLC

A Delaware Series Limited Liability Company

Consolidated Financial Statements and Independent Auditor’s Report

December 31, 2021

F-1

Luxus Argyle LLC

F-2

To the Members of

Luxus Argyle LLC

Wilmington, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Luxus Argyle LLC (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the period from November 10, 2021 (inception) to December 31, 2021, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the results of its consolidated operations and its cash flows for the period from November 10, 2021 (inception) to December 31, 2021 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has not yet commenced planning principal operations, has not yet generated revenues or profits, and plans to incur significant costs in pursuit of its capital financing plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

F-3

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment Made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

February 10, 2022

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-4

Luxus Argyle LLC
Consolidated Balance Sheet
As of December 31, 2021

As of December 31, 2021
ASSETS
Current assets:
Cash	$0
Total current assets	0

Non-current assets:
Series assets	0
Total non-current assets	0
TOTAL ASSETS	$0

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$0
Accrued expenses	0
Total current liabilities	0
Total liabilities	0

Members’ equity/(deficit):
Accumulated deficit	0
Total members’ equity/(deficit)	0
TOTAL LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)	$0

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

F-5

Luxus Argyle LLC Consolidated Statement of Operations
For the period from November 10, 2021 (Inception) to December 31, 2021

For the period ended December 31, 2021

Revenue	$0
Costs of net revenues	0
Gross profit	0

Operating expenses:
Compensation and benefits	0
Organizational costs	0
Total operating expenses	0
Income from operations	0
Net income	$0

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

F-6

Luxus Argyle LLC
Consolidated Statement of Changes in Members' Equity/(Deficit)
For the period from November 10, 2021 (Inception) to December 31, 2021

Members' Equity/(Deficit)
Balance at November 10, 2021 (inception)	$—
Contributions	—
Net income	—
Balance at December 31, 2021	$—

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

F-7

Luxus Argyle LLC
Consolidated Statements of Cash Flows
For the period from November 10, 2021 (Inception) to December 31, 2021

For the period ended December 31, 2021
Cash flows from operating activities
Net income	$0
Adjustments to reconcile net income to net cash used in operating activities:
Net cash used in operating activities	0

Cash at beginning of period	0
Cash at end of period	$0

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

F-8

Luxus Argyle LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2021 and for the period from November 10, 2021 (inception) to December 31, 2021

NOTE 1: NATURE OF OPERATIONS

Luxus Argyle LLC (the “Company” or “Luxus Argyle”), is a series limited liability company organized on November 10, 2021 under the laws of Delaware. The Company was formed in order to acquire and maintain a collection of luxury goods, including precious gems, high-end jewelry, rare watches, vintage automobiles, luxury accessories and other suitable tangible or intangible assets (the “Series Assets”). Each of the Series Assets will be held a separate series of limited liability interests, or “Series”, that management intends to establish. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

As of December 31, 2021, the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Luxus Alternative Inc. is the manager of the Company (the “Managing Member”) and will serve as the “Asset Manager” for the Series Assets owned by the Company and each Series.

Investors may acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The Company intends to sell Interests in a number of separate individual Series by way of public offerings. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a Series Asset (plus any cash reserves for future operating expenses). The Managing Member manages the ongoing operations of each Series.

NOTE 2: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2021. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

See Independent Auditor’s Report

F-9

Luxus Argyle LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2021 and for the period from November 10, 2021 (inception) to December 31, 2021

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its series. There was no financial activity in any such series as of December 31, 2021 as the Company has not yet formed any series. All inter-company transactions and balances are eliminated on consolidation.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Series Assets

The Series Assets are to be recorded at cost. The cost of the Series Asset include the purchase price, including any deposits for the Series Asset funded by the Managing Member.

The Company treats the Series Assets as long-lived assets, and the Series Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets will be reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used shall be measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge shall be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Series will use the proceeds of sale of Interests to acquire Series Assets.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs shall be capitalized. The deferred offering costs shall be charged to member’s equity upon the completion of an offering or to expense if the offering is not completed.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

See Independent Auditor’s Report

F-10

Luxus Argyle LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2021 and for the period from November 10, 2021 (inception) to December 31, 2021

 The carrying amounts reported in the consolidated balance sheet approximate fair value.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods and services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. Revenues are expected to be derived from the sale of each Series Asset in the associated Series, with the buyer of a Series Asset being a “customer” for purposes of ASC Topic 606.

As of December 31, 2021, the Company has not recognized any revenue as there have been no sales of Series Assets in any Series.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (“IRC”), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction

NOTE 5: MEMBERS’ EQUITY

As of December 31, 2021, the Company’s sole member was its Managing Member, Luxus Alternative Inc.

The Managing Member will be responsible for directing the management of the Company’s business and affairs, managing our day-to-day affairs, and implementing its investment strategy.

The Company has not yet adopted its operating agreement, but intends to do so and will establish rights and preferences related to its equity in such operating agreement.

See Independent Auditor’s Report

F-11

Luxus Argyle LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2021 and for the period from November 10, 2021 (inception) to December 31, 2021

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its consolidated balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2016-02 will have a material impact on its financial position, results of operations, or cash flows.

The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Management has evaluated all subsequent events through February 10, 2022, the date the consolidated financial statements were available to be issued. There are no material events requiring disclosure or adjustment to the consolidated financial statements.

See Independent Auditor’s Report

F-12

PART III – EXHIBITS

Exhibit Index

1.1	Dalmore Broker Dealer Agreement
2.1	Certificate of Formation of LUXUS Argyle LLC
2.2	Limited Liability Company Agreement of LUXUS Argyle LLC
2.3	Series Designation
2.4	Assignment and Bill of Sale
4.1	Form of Subscription Agreement for a series of LUXUS Argyle LLC
6.1	Purchase Agreement
8.1	Form of Escrow Agreement
11.1	Consent of Auditor
12.1	Opinion of CrowdCheck Law LLP

49

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 10, 2022.

LUXUS ARGYLE LLC
By: Luxus Alternatives Inc., its Managing Member

By:	/s/ Dana Auslander
Dana Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

Luxus Alternatives Inc.

By:	/s/ Dana Auslander	Principal Executive Officer and Principal Financial and Accounting Officer	March 10, 2022
Name: Dana Auslander
Title: Chief Executive Officer

Luxus Alternatives Inc.

By:	/s/ Dana Auslander	Managing Member	March 10, 2022
Name: Dana Auslander
Title: Manager